The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 7, 2013

Citigroup Inc.	May , 2013 Medium-Term Senior Notes, Series H Pricing Supplement No. 2013—CMTNH0093 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-172562
Trigger Return Optimization Securities Based on a Basket of International Funds Due on or about May 31, 2016
Overview
▪
The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Inc., which will rank on par with our other unsubordinated and unsecured obligations.  Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity.  Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of the basket described below from its basket starting level to its basket ending level.

▪
The securities offer enhanced exposure to a limited range of potential appreciation of the basket and contingent reduced market risk with respect to a limited range of potential depreciation of the basket, each as applicable at maturity as described below.  In exchange, investors in the securities must be willing to forgo (i) any appreciation in excess of the maximum gain specified below and (ii) any dividends that may be paid by the index funds that compose the basket.  Investors in the securities must also be willing to accept full downside exposure to the basket if the basket depreciates by more than 25%.  If the basket ending level is below the trigger level, you will lose 1% of the stated principal amount of your securities for every 1% by which the basket ending level is less than the basket starting level.  There is no minimum payment at maturity and therefore you may lose up to your entire investment.

▪
In order to obtain the modified exposure to the basket that the securities provide, investors must also be willing to accept (i) an investment that may have limited or no liquidity and (ii) the credit risk of Citigroup Inc. and the risk of not receiving any amount due under the securities if we default on our obligations.

KEY TERMS
Basket:	Index Funds	Weighting	Initial Price*
	iShares® MSCI Emerging Markets Index Fund (“EEM”)	30.00%	$
	iShares® MSCI EAFE Index Fund (“EFA”)	70.00%	$
* The initial price for each index fund will be the closing price of one share of that index fund on the trade date.
Aggregate stated principal amount:	$
Stated principal amount:	$10 per security
Trade date:	May , 2013 (expected to be May 28, 2013)
Settlement date:	May , 2013 (three business days after the trade date)
Final valuation date:
May     , 2016 (expected to be May 24, 2016), subject to postponement if such date is not a scheduled trading day for an index fund or if certain market disruption events occur with respect to an index fund

Maturity date:	May , 2016 (expected to be May 31, 2016)
Payment at maturity:
For each $10 stated principal amount security you hold at maturity:
▪  If the basket return is greater than zero:
      the lesser of (A) $10.00 + ($10.00 × the basket return × the multiplier) and (B) $10 + ($10 × the maximum gain)
▪  If the basket return is equal to or less than zero but the basket ending level is at or above the trigger level:
      $10.00
▪  If the basket ending level is below the trigger level:
      $10.00 + ($10.00 × the basket return)
If the basket ending level is below the trigger level, you will be exposed to the full negative basket return, which will be less than –25%, and your payment at maturity will be less, and possibly significantly less, than $7.50 per security.  You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion or all of your investment.

Basket starting level:	100
Basket ending level:	100 × [1 + (EEM return × 30%) + (EFA return × 70%)]
Basket return:	(basket ending level – basket starting level) / basket starting level
Final price:	For each index fund, the closing price of one share of that index fund on the final valuation date.
EEM return:	With respect to EEM, (final price – initial price) / initial price
EFA return:	With respect to EFA, (final price – initial price) / initial price
Multiplier:	1.5
Maximum gain:	30% to 36%. Because of the maximum gain, the payment at maturity will not exceed $13.00 to $13.60 per security. The actual maximum gain will be determined on the trade date.
Trigger level:	75, which is 75% of the basket starting level
Listing:	The securities will not be listed on any securities exchange.
CUSIP / ISIN:	173095555 / US1730955556
Agents:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, as lead agent, and UBS Financial Services Inc., as agent, each acting as principal
Underwriting fee and issue price:	Issue price(1), (2)	Underwriting fee(3)	Proceeds to issuer
Per security:	$10.00	$0.25	$9.75
Total:	$	$	$
(1) On the date of this preliminary pricing supplement, the estimated value of the securities is $9.520 per security, assuming that the securities are priced at the low end of the range specified for the maximum gain above. The estimated value of the securities on the trade date may differ from this value but will not be less than $9.325 per security. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) The issue price is $9.75 per security for fee-based advisory accounts for which UBS Financial Services Inc. is an investment advisor.

(3) CGMI, an affiliate of Citigroup Inc. and the lead agent for the sale of the securities, will receive an underwriting discount of $0.25 for each security sold in this offering to brokerage accounts and no underwriting discount for each security sold in this offering to fee-based advisory accounts for which UBS Financial Services Inc. is an investment advisor. UBS Financial Services Inc., acting as agent for sales of the securities, has agreed to purchase from CGMI, and CGMI has agreed to sell to UBS Financial Services Inc., all of the securities sold in this offering for $9.75 per security, which includes the underwriting discount to the extent applicable. UBS Financial Services Inc. proposes to offer the securities to brokerage accounts at a price of $10.00 per security and to fee-based advisory accounts for which UBS Financial Services Inc. is an investment advisor at a price of $9.75 per security. UBS Financial Services Inc. will receive an underwriting discount of $0.25 per security for each security it sells to brokerage accounts but will not receive any sales commission with respect to sales to fee-based advisory accounts for which UBS Financial Services Inc. is an investment advisor. Additionally, it is possible that CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. You should refer to “Summary Risk Factors” and “Supplemental Plan of Distribution” in this pricing supplement for more information.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product Supplement No. EA-02-02 dated December 27, 2012              Underlying Supplement No. 2 dated December 27, 2012
Prospectus Supplement dated December 20, 2012 and Prospectus dated May 12, 2011

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Inc.
Trigger Return Optimization Securities Based on a Basket of International Funds Due on or about May 31, 2016

Additional Information

General.  The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.  The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement.  For example, certain events may occur that could affect your payment at maturity.  These events, including market disruption events and other events affecting the index funds, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an ETF,” and not in this pricing supplement.  The accompanying underlying supplement contains important disclosures regarding the index funds that are not repeated in this pricing supplement.  It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement. If the terms described in this pricing supplement differ from those discussed in the product supplement, prospectus supplement and prospectus, the terms contained in this pricing supplement will control.

Relevant price.  The initial price for each index fund is a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement.  Accordingly, the initial price for each index fund is subject to adjustment upon the occurrence of any of the events described in that section.  For the avoidance of doubt, the paragraph in that section that describes adjustments to a “multiplier” for securities linked to a basket is not applicable to the securities.

Postponement of the final valuation date.  If the final valuation date is postponed for a reason that affects one but not both of the index funds, the basket ending level will be calculated based on (i) for the unaffected index fund, its final price on the originally scheduled final valuation date and (ii) for the affected index fund, its final price on the final valuation date as postponed.  See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the basket starting level to the basket ending level.  The diagram and examples below are based on a hypothetical maximum gain of 30%, which is equivalent to a hypothetical maximum payment at maturity of $13.00 per security. The actual maximum gain will be determined on the trade date.

Investors in the securities will not receive any dividends paid by the index funds that compose the basket. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the index funds that compose the basket” below.

Trigger Return Optimization Securities Payment at Maturity Diagram

May 2013	PS-2

Citigroup Inc.
Trigger Return Optimization Securities Based on a Basket of International Funds Due on or about May 31, 2016

Your actual payment at maturity per security will depend on the actual maximum gain, which will be determined on the trade date, and the actual basket ending level, which will in turn depend on the actual final price of each index fund on the final valuation date.  The examples below are intended to illustrate how your payment at maturity will depend on whether the basket ending level is greater than or less than the basket starting level and by how much.  Hypothetical values in the examples have been rounded for ease of analysis.

Example 1—Upside Scenario A. The hypothetical basket ending level is 105.00 (a 5% increase from the basket starting level), which is greater than the basket starting level.

Index Fund	Hypothetical Initial Price	Hypothetical Final Price	Hypothetical Index Fund Return
EEM	$40.00	$44.00	10.00%
EFA	$60.00	$61.80	3.00%
Hypothetical Basket Ending Level:	= 100 × [1 +(10.00% × 30%) + (3.00% × 70%)] = 105.00
Hypothetical Basket Return:	5.00%

Payment at maturity per security	=	the lesser of (A) $10.00 + ($10.00 × the basket return × the multiplier) and (B) $10 + ($10 × maximum gain)
	=	the lesser of (A) $10.00 + ($10.00 × 5.00% × 1.5) and (B) $10 + ($10 × 30%)
	=	the lesser of (A) $10.75 and (B) $13.00
	=	$10.75

Because the basket appreciated from its basket starting level to its hypothetical basket ending level and the hypothetical total return at maturity per security based on the basket return and the multiplier would be less than the hypothetical maximum gain of 30.00%, your payment at maturity in this scenario would be equal to the stated principal amount plus the product of the stated principal amount, the basket return and the multiplier, or $10.75 per security.  This would represent a total return at maturity of 7.50% for brokerage account investors and 10.26% for fee-based advisory account investors.*

Example 2—Upside Scenario B. The hypothetical basket ending level is 155.00 (a 55% increase from the basket starting level), which is greater than the basket starting level.

Index Fund	Hypothetical Initial Price	Hypothetical Final Price	Hypothetical Index Fund Return
EEM	$40.00	$70.00	75.00%
EFA	$60.00	$87.85	46.42%
Hypothetical Basket Ending Level:	= 100 × [1 +(75.00% × 30%) + (46.42% × 70%)] = 155.00
Hypothetical Basket Return:	55.00%

Payment at maturity per security	=	the lesser of (A) $10.00 + ($10.00 × the basket return × the multiplier) and (B) $10 + ($10 × maximum gain)
	=	the lesser of (A) $10.00 + ($10.00 × 55.00% × 1.5) and (B) $10 + ($10 × 30%)
	=	the lesser of (A) $18.25 and (B) $13.00
	=	$13.00

Because the basket appreciated from its basket starting level to its hypothetical basket ending level and the hypothetical total return at maturity per security based on the basket return and the multiplier would be greater than the hypothetical maximum gain of 30.00%, your payment at maturity in this scenario would be limited to the maximum payment at maturity of $13.00 per security.  This would represent a maximum total return at maturity of 30.00% for brokerage account investors and 33.33% for fee-based advisory account investors.*  In this scenario, the securities would underperform a similarly weighted, direct investment in the basket components.

May 2013	PS-3

Citigroup Inc.
Trigger Return Optimization Securities Based on a Basket of International Funds Due on or about May 31, 2016

Example 3—Par Scenario. The hypothetical basket ending level is 80.00 (a 20% decrease from the basket starting level), which is less than the basket starting level but greater than the hypothetical trigger level.

Index Fund	Hypothetical Initial Price	Hypothetical Final Price	Hypothetical Index Fund Return
EEM	$40.00	$36.66	-8.35%
EFA	$60.00	$45.00	-25.00%
Hypothetical Basket Ending Level:	= 100 × [1 +(-8.35% × 30%) + (-25.00% × 70%)] = 80.00
Hypothetical Basket Return:	-20.00%

Payment at maturity per security	=	$10.00

Because the hypothetical basket ending level did not depreciate from the basket starting level by more than 25%, your payment at maturity in this scenario would be equal to the $10 stated principal amount per security.  This would represent a total return at maturity of 0.00% for brokerage account investors and 2.56% for fee-based advisory account investors.*

Example 4—Downside Scenario. The hypothetical basket ending level is 20.00 (an 80% decrease from the basket starting level), which is below the trigger level.

Index Fund	Hypothetical Initial Price	Hypothetical Final Price	Hypothetical Index Fund Return
EEM	$40.00	$0.00	-100.00%
EFA	$60.00	$17.15	-71.42%
Hypothetical Basket Ending Level:	= 100 × [1 +(-100.00% × 30%) + (-71.42% × 70%)] = 20.00
Hypothetical Basket Return:	-80.00%

Payment at maturity per security	=	$10.00 + ($10.00 × the basket return)
	=	$10.00 + ($10.00 × -80.00%)
	=	$10.00 – $8.00 = $2.00

Because the basket depreciated from its basket starting level to its hypothetical basket ending level by more than 25%, you would have 1-to-1 exposure to the negative performance of the basket and would receive less than the stated principal amount at maturity.  Since the basket has depreciated by 80%, investors would receive a payment at maturity of $2.00 per security. This would represent a total return at maturity of -80.00% for brokerage account investors and -79.49% for fee-based advisory account investors.*  In this case, you would lose some or all of the stated principal amount of your securities in an amount proportionate to the full negative basket return.

*  The total return at maturity is calculated as (A) the payment at maturity per security minus the issue price per security divided by (B) the issue price per security.  The issue price per security is $10.00 for brokerage accounts and $9.75 for fee-based advisory accounts for which UBS Financial Services Inc. is an investment advisor.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the index funds.  Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement.  You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

May 2013	PS-4

Citigroup Inc.
Trigger Return Optimization Securities Based on a Basket of International Funds Due on or about May 31, 2016

▪
You may lose some or all of your investment.  Unlike conventional debt securities, the securities do not provide for the repayment of a fixed amount of principal at maturity.  Instead, your payment at maturity will depend on the performance of the basket.  If the basket ending level is below the trigger level, you will lose 1% of the stated principal amount of the securities for every 1% by which the basket ending level is less than the basket starting level.  There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪
The securities do not pay interest.  Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity.  You should not invest in the securities if you seek current income during the term of the securities.

▪
Your potential return on the securities is limited.  Your potential total return on the securities at maturity is limited by the maximum gain of 30% to 36%, which is equivalent to a maximum payment at maturity of $13.00 to $13.60 per security. The actual maximum gain will be determined on the trade date.  Because the multiplier provides 150% exposure to any positive performance of the basket, any increase in the basket ending level over the basket starting level by more than 20.00% to 24.00% will not increase your return on the securities and will progressively reduce the benefit provided by the multiplier.  As a result of the maximum gain, the return on an investment in the securities may be less than the return on a similarly weighted, direct investment in the index funds that compose the basket.

▪
Investing in the securities is not equivalent to investing in the index funds that compose the basket. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the index funds that compose the basket or the stocks held by the index funds. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities.

▪
The reduced market risk offered by the securities is contingent, and you will have full downside exposure to the basket if the basket ending level is less than the trigger level.  If the basket ending level is below the trigger level, the contingent reduced market risk with respect to a limited range of potential depreciation of the basket offered by the securities will not apply and you will lose 1% of the stated principal amount of the securities for every 1% by which the basket ending level is less than the basket starting level.  The securities will have full downside exposure to the decline of the basket if the basket ending level is below the trigger level.  As a result, you may lose your entire investment in the securities.

▪
The securities are subject to the credit risk of Citigroup Inc.  Any payment on the securities will be made by Citigroup Inc. and therefore is subject to the credit risk of Citigroup Inc. If we default on our obligations under the securities, you may not receive any payments that become due under the securities. As a result, the value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any decline, or anticipated decline, in our credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the securities.

▪
The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity.  The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities.  CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis.  Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all.  CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason.  UBS Financial Services Inc. does not intend to make a market in the securities. Consequently, if CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity.  Accordingly, an investor must be prepared to hold the securities until maturity.  Where a market does exist, to the extent that an investor wants to sell the securities, the price may, or may not, be at a discount from the $10.00 stated principal amount regardless of the basket level at the time.

▪
The estimated value of the securities on the trade date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price.  The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price.  These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities.  These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you.  The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities.  See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪
The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover of this pricing supplement from its proprietary pricing models.  In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the index funds that compose the basket, the correlation between those index funds, dividend yields on those index funds and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours.  Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the

May 2013	PS-5

Citigroup Inc.
Trigger Return Optimization Securities Based on a Basket of International Funds Due on or about May 31, 2016 securities.  Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes.  You should not invest in the securities because of the estimated value of the securities.  Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪
The estimated value of the securities would be lower if it were calculated based on our secondary market rate.  The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than the market rate implied by traded instruments referencing our debt obligations in the secondary market for those debt obligations, which we refer to as our secondary market rate.  If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower.  We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences.  Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

▪
The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor.  Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used.  In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions.  As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪
The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the index funds that compose the basket and a number of other factors, including the correlation between the index funds, the dividend yields on the index funds, the exchange rate and the volatility of the exchange rate between the U.S. dollar and each of the currencies in which the stocks held by the index funds trade, the correlation between those rates and the price of the shares of the index funds, interest rates in the United States and in each of the markets of the stocks held by the index funds, the time remaining to maturity and our creditworthiness, as reflected in our secondary market rate.  You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price or the amount you would expect to receive at maturity.  You must hold your securities to maturity to receive the stated payout from the issuer. You may receive less, and possibly significantly less, than the issue price if you try to sell your securities prior to maturity, even if the closing level of the basket is above the trigger level at that time.

▪
Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment.  The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period.  See “Valuation of the Securities” in this pricing supplement.

▪
The index funds that compose the basket may offset each other. The performances of the index funds may not correlate with each other. If one of the index funds appreciates, the other index fund may not appreciate as much or may even depreciate. In such event, the appreciation of one of the index funds may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the price of the other index fund. This effect will be magnified by the different weights of the index funds in the basket. The performance of the higher weighted index fund will have a greater impact on the performance of the basket and the value of the securities than the performance of the lesser weighted index fund.

▪
The index funds that compose the basket may be highly correlated in decline.  The performances of the index funds may become highly correlated during periods of declining prices.  This may occur because of events that have broad effects on markets generally or on the markets that the index funds track.  If the index funds become correlated in decline, the depreciation of one index fund will not be offset by the performance of the other index fund and, in fact, both index funds will contribute to an overall decline from the basket starting level to the basket ending level.

▪
Your payment at maturity depends on the closing prices of the index funds that compose the basket on a single day. Because your payment at maturity depends solely on the closing prices of the index funds on the final valuation date, you are subject to the risk that the final prices of the index funds on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the index funds, or if the payment at maturity were based on an average of the closing prices of the index funds throughout the term of the securities, you might have achieved better returns.

▪
Our affiliates, or UBS Financial Services Inc. or its affiliates, may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities.  Any such research, opinions or recommendations could affect the level of the basket and the value of the securities.  Our affiliates, and UBS Financial Services Inc. and its affiliates, publish research from time to time on financial markets and other matters that may influence the

May 2013	PS-6

Citigroup Inc.
Trigger Return Optimization Securities Based on a Basket of International Funds Due on or about May 31, 2016 value of the securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by our affiliates or by UBS Financial Services Inc. or its affiliates may not be consistent with each other and may be modified from time to time without notice.  These and other activities of our affiliates or UBS Financial Services Inc. or its affiliates may adversely affect the level of the basket and may have a negative impact on your interests as a holder of the securities.  Investors should make their own independent investigation of the merits of investing in the securities and the basket to which the securities are linked.

▪
The index funds are subject to risks associated with non-U.S. markets.  The equity securities held by each of the index funds have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC.  Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪
Fluctuations in exchange rates will affect the prices of the index funds.  Because the index funds invest in non-U.S. companies and the net asset values of the index funds are based on the U.S. dollar value of the stocks held by the index funds, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such stocks trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to the relevant country, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each applicable region. An investor’s net exposure will depend on the extent to which the currencies of the applicable countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the stocks held by the index funds, the prices of the index funds will be adversely affected for that reason alone and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the applicable countries and the United States of America. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

▪
One of the index funds is subject to risks associated with emerging markets.  The stocks held by EEM include those issued by companies in various emerging markets.  Non-U.S. markets tend to be more volatile than U.S. markets.  In addition, companies located in emerging markets, may be subject to heightened political, economic, social and financial risks.

▪
Trading and other transactions by our affiliates, or by UBS Financial Services Inc. or its affiliates, in the equity and equity derivative markets may impair the value of the securities.  We expect to hedge our exposure under the securities by entering into equity and/or equity derivative transactions, such as over-the-counter options or exchange-traded instruments, with affiliated or unaffiliated counterparties.  Such trading and hedging activities may affect the level of the basket and make it less likely that you will receive a return on your investment in the securities. It is possible that our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. Our affiliates and UBS Financial Services Inc. and its affiliates may also engage in trading in instruments linked to the index funds or stocks held by the index funds on a regular basis as part of their respective general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Our affiliates or UBS Financial Services Inc. or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the basket or the index funds. By introducing competing products into the marketplace in this manner, our affiliates or UBS Financial Services Inc. or its affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies relating to the securities.

▪
We or UBS Financial Services Inc. may have economic interests that are adverse to yours as a result of our affiliates’ respective business activities. Our affiliates or UBS Financial Services Inc. or its affiliates may currently or from time to time engage in business with the index funds or the issuers of the stocks held by the index funds, including extending loans to, making equity investments in or providing advisory services to such issuers.  In the course of this business, we or our affiliates or UBS Financial Services Inc. or its affiliates may acquire non-public information about those issuers, which we or they will not disclose to you.  Moreover, if any of our affiliates or UBS Financial Services Inc. or any of its affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

▪
An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the prices of the index funds.  For example, we will not make any adjustment for ordinary dividends.  Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event.  Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the index funds would not.

May 2013	PS-7

Citigroup Inc.
Trigger Return Optimization Securities Based on a Basket of International Funds Due on or about May 31, 2016

▪
The securities may become linked to shares of an issuer other than the issuer of the original index fund upon the occurrence of a reorganization event or upon the delisting of an index fund. For example, if an index fund enters into a merger agreement that provides for holders of the shares of the index fund to receive shares of another entity, the shares of such other entity will become the successor shares represented by the index fund for all purposes of the securities upon consummation of the merger.  Additionally, if an index fund is delisted or otherwise terminated, the calculation agent may, in its sole discretion, select another ETF to be the successor index fund.  See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Delisting, Liquidation or Termination of an ETF” in the accompanying product supplement.

▪
The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, events with respect to the index funds that may require a dilution adjustment or the delisting of an index fund, CGMI, as calculation agent, will be required to make certain judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪
The index funds may not completely track the performance of the MSCI Emerging Markets Index or the MSCI EAFE Index, as applicable.  The price of the shares of the index funds will reflect transaction costs and fees of the index funds that are not included in the calculation of the MSCI Emerging Markets Index or the MSCI EAFE Index, as applicable.  In addition, the index funds may not hold all of the stocks included in, and may hold securities and derivative instruments that are not included in, the MSCI Emerging Markets Index or the MSCI EAFE Index.

▪
Changes made by the investment adviser to an index fund or by the sponsor of the MSCI Emerging Markets Index or the MSCI EAFE Index could adversely affect the value of the securities.  We are not affiliated with the investment adviser to either index fund or with the sponsor of the MSCI Emerging Markets Index or the MSCI EAFE Index.  Accordingly, we have no control over any changes an investment adviser or sponsor may make to an index fund or either the MSCI Emerging Markets Index or the MSCI EAFE Index.  Such changes could be made at any time and could adversely affect the performance of the index funds.

▪
The U.S. federal tax consequences of an investment in the securities are unclear.  There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected.  Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with consequences described below under “United States Federal Tax Considerations.” In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.  You should read carefully the discussion under "United States Federal Tax Considerations" and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

May 2013	PS-8

Citigroup Inc.
Trigger Return Optimization Securities Based on a Basket of International Funds Due on or about May 31, 2016

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the trade date for these securities.  The graph below sets forth the hypothetical historical daily closing levels of the basket for the period from January 2, 2008 to May 7, 2013, assuming that the basket was created on January 2, 2008 with the same index funds and corresponding weights in the basket and with a closing level of 100 on that date.  The hypothetical performance of the basket is based on the actual closing prices of the index funds on the applicable dates.  Any historical trend in the closing level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

The Index Funds

The information set forth below about the issuer of each index fund has been obtained from publicly available sources, without independent verification. Each index fund is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information specified by the SEC. Information filed by each index fund with the SEC can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by each of these index funds can be located by reference to its SEC file number provided below. In addition, information regarding each of these issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This pricing supplement relates only to the securities offered hereby and does not relate to the index funds. We have derived all disclosures contained in this pricing supplement regarding the index funds from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither Citigroup Inc. nor CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the index funds, such publicly available documents or any other publicly available information regarding the index funds.

The securities represent obligations of Citigroup only. The index funds are not involved in any way in this offering and have no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the index funds or the basket.

iShares® MSCI Emerging Markets Index Fund

The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index.  The iShares® MSCI Emerging Markets Index Fund holds equity securities traded primarily in the global emerging markets.  The MSCI Emerging Markets Index was developed by MSCI Inc. as an equity benchmark for international stock performance, and is designed to measure equity market performance in global emerging markets.  For more information about the MSCI Emerging Markets Index, please see “Equity Index Descriptions—MSCI Indices” in the accompanying underlying supplement.

May 2013	PS-9

Citigroup Inc.
Trigger Return Optimization Securities Based on a Basket of International Funds Due on or about May 31, 2016

The iShares® MSCI Emerging Markets Index Fund is maintained and managed by iShares®, Inc. and BlackRock Fund Advisors is currently the investment adviser to the iShares® MSCI Emerging Markets Index Fund.  The iShares® MSCI Emerging Markets Index Fund is registered with the SEC as part of the iShares® Trust.  Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940 can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s Web site at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  The shares trade on the NYSE Arca under the ticker symbol “EEM.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—iShares® MSCI Emerging Markets Index Fund” in the accompanying underlying supplement for important disclosures regarding the shares, including certain risks that are associated with an investment linked to the shares.

This pricing supplement relates only to the securities offered hereby and does not relate to the shares or other securities of the iShares® MSCI Emerging Markets Index Fund or any of the stocks included in the MSCI Emerging Markets Index.  We have derived all disclosures contained in this pricing supplement regarding the shares and the iShares® MSCI Emerging Markets Index Fund from publicly available documents.  In connection with the offering of the securities, neither of Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares® MSCI Emerging Markets Index Fund or the issuer of any of the stocks included in the MSCI Emerging Markets Index.

The securities represent obligations of Citigroup Inc. only. The iShares® MSCI Emerging Markets Index Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares.

Historical Information

The graph below shows the closing price of the shares for each day such price was available from January 3, 2008 to May 7, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, the shares for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices of the shares as an indication of future performance.

iShares® MSCI Emerging Markets Index Fund January 3, 2008 to May 7, 2013

iShares® MSCI Emerging Markets Index Fund	High	Low	Dividends
2008
First Quarter	$50.37	$42.17	$0.00000
Second Quarter	$51.70	$44.43	$0.51726
Third Quarter	$44.43	$31.33	$0.00000
Fourth Quarter	$33.90	$18.22	$0.34042
2009
First Quarter	$27.09	$19.94	$0.00000
Second Quarter	$34.64	$25.65	$0.24728
Third Quarter	$39.29	$30.75	$0.00000
Fourth Quarter	$42.07	$37.56	$0.32289

May 2013	PS-10

Citigroup Inc.
Trigger Return Optimization Securities Based on a Basket of International Funds Due on or about May 31, 2016

iShares® MSCI Emerging Markets Index Fund	High	Low	Dividends
2010
First Quarter	$43.22	$36.83	$0.01201
Second Quarter	$43.98	$36.16	$0.26160
Third Quarter	$44.77	$37.59	$0.00000
Fourth Quarter	$48.58	$44.77	$0.35942
2011
First Quarter	$48.69	$44.63	$0.02512
Second Quarter	$50.21	$45.50	$0.46092
Third Quarter	$48.46	$34.95	$0.00000
Fourth Quarter	$42.80	$34.36	$0.34696
2012
First Quarter	$44.76	$38.23	$0.00000
Second Quarter	$43.54	$36.68	$0.46836
Third Quarter	$42.37	$37.42	$0.00000
Fourth Quarter	$44.35	$40.14	$0.26233
2013
First Quarter	$45.20	$41.80	$0.01423
Second Quarter (through May 7, 2013)	$43.89	$40.86	n/a

The closing price of the shares on May 7, 2013 was $43.89.  We make no representation as to the amount of any dividends that may be paid on the shares in the future. In any event, as an investor in the securities, you will not be entitled to receive any dividends that may be payable on the shares.

iShares® MSCI EAFE Index Fund

The iShares® MSCI EAFE Index Fund is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in developed European, Australasian and Far Eastern markets, as measured by the MSCI EAFE® Index.  The iShares® MSCI EAFE Index Fund holds equity securities traded primarily in the certain developed markets.  The MSCI EAFE® Index was developed by MSCI Inc. as an equity benchmark for international stock performance, and is designed to measure equity market performance in certain developed markets.  For more information about the MSCI EAFE® Index, please see “Equity Index Descriptions—MSCI Indices” in the accompanying underlying supplement.

The iShares® MSCI EAFE Index Fund is maintained and managed by iShares®, Inc. and BlackRock Fund Advisors is currently the investment adviser to the iShares® MSCI EAFE Index Fund.  The iShares® MSCI EAFE Index Fund is registered with the SEC as part of the iShares® Trust.  Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940 can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s Web site at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  The shares trade on the NYSE Arca under the ticker symbol “EFA.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—iShares® MSCI EAFE Index Fund” in the accompanying underlying supplement for important disclosures regarding the shares, including certain risks that are associated with an investment linked to the shares.

This pricing supplement relates only to the securities offered hereby and does not relate to the shares or other securities of the iShares® MSCI EAFE Index Fund or any of the stocks included in the MSCI EAFE® Index.  We have derived all disclosures contained in this pricing supplement regarding the shares and the iShares® MSCI EAFE Index Fund from publicly available documents.  In connection with the offering of the securities, neither of Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares® MSCI EAFE Index Fund or the issuer of any of the stocks included in the MSCI EAFE® Index.

The securities represent obligations of Citigroup Inc. only. The iShares® MSCI EAFE Index Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares.

Historical Information

The graph below shows the closing price of the shares for each day such price was available from January 3, 2008 to May 7, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, the shares for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices of the shares as an indication of future performance.

May 2013	PS-11

Citigroup Inc.
Trigger Return Optimization Securities Based on a Basket of International Funds Due on or about May 31, 2016

iShares® MSCI EAFE Index Fund January 3, 2008 to May 7, 2013

iShares® MSCI EAFE Index Fund	High	Low	Dividends
2008
First Quarter	$78.35	$68.31	$0.00000
Second Quarter	$78.52	$68.10	$1.30832
Third Quarter	$68.04	$53.08	$0.00000
Fourth Quarter	$55.88	$35.71	$0.54112
2009
First Quarter	$45.44	$31.69	$0.00000
Second Quarter	$49.04	$38.57	$0.94519
Third Quarter	$55.81	$43.91	$0.00000
Fourth Quarter	$57.28	$52.66	$0.49574
2010
First Quarter	$57.96	$50.45	$0.00000
Second Quarter	$58.03	$46.29	$0.85863
Third Quarter	$55.42	$47.09	$0.00000
Fourth Quarter	$59.46	$54.25	$0.53819
2011
First Quarter	$61.91	$55.31	$0.00000
Second Quarter	$63.87	$57.10	$1.14099
Third Quarter	$60.80	$46.66	$0.00000
Fourth Quarter	$55.57	$46.45	$0.56923
2012
First Quarter	$55.80	$49.15	$0.00000
Second Quarter	$55.51	$46.55	$1.14909
Third Quarter	$55.15	$47.62	$0.00000
Fourth Quarter	$56.88	$51.96	$0.60952
2013
First Quarter	$59.89	$56.90	$0.00000
Second Quarter (through May 7, 2013)	$62.57	$58.17	n/a

The closing price of the shares on May 7, 2013 was $62.57.  We make no representation as to the amount of any dividends that may be paid on the shares in the future. In any event, as an investor in the securities, you will not be entitled to receive any dividends that may be payable on the shares.

United States Federal Tax Considerations

You should read carefully the discussion under "United States Federal Tax Considerations" and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

May 2013	PS-12

Citigroup Inc.
Trigger Return Optimization Securities Based on a Basket of International Funds Due on or about May 31, 2016

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing the securities, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.  There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•
Upon a sale or exchange of the securities, or retirement of the securities at maturity, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the securities.  Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), any gain or loss recognized upon a sale, exchange or retirement of the securities should be long-term capital gain or loss if you held the securities for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of securities may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the index funds that compose the basket. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Although the matter is unclear, the “net underlying long-term capital gain” may equal the amount of long-term capital gain you would have realized if on the issue date you had purchased shares of the index funds with a value equal to the amount you paid to acquire your securities and subsequently sold those shares of the index funds for their fair market value at the time your securities are sold, exchanged or retired. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section of the accompanying product supplement called “United States Federal Tax Considerations – Potential Application of Section 1260 of the Code” for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Under current law, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of amounts paid to you with respect to the securities provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

You should read the section entitled "United States Federal Tax Considerations" in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Inc. and the lead agent for the sale of the securities, will receive an underwriting discount of $0.25 for each security sold in this offering to brokerage accounts and no underwriting discount for each security sold in this offering to fee-based advisory accounts for which UBS Financial Services Inc. is an investment advisor. UBS Financial Services Inc., acting as agent for sales of the securities, has agreed to purchase from CGMI, and CGMI has agreed to sell to UBS Financial Services Inc., all of the securities sold in this offering for $9.75 per security, which includes the underwriting discount to the extent applicable. UBS Financial Services Inc. proposes to offer the securities to brokerage accounts at a price of $10.00 per security and to fee-based advisory

May 2013	PS-13

Citigroup Inc.
Trigger Return Optimization Securities Based on a Basket of International Funds Due on or about May 31, 2016 accounts for which UBS Financial Services Inc. is an investment advisor at a price of $9.75 per security. UBS Financial Services Inc. will receive an underwriting discount of $0.25 per security for each security it sells to brokerage accounts but will not receive any sales commission with respect to sales to fee-based advisory accounts for which UBS Financial Services Inc. is an investment advisor.

CGMI is an affiliate of ours.  Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority.  Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in each of the accompanying product supplement and prospectus supplement and “Plan of Distribution” in the accompanying prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities.  We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines.  This hedging activity could affect the closing prices of the index funds and, therefore, the value of and your return on the securities.  For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Certain Additional Selling Restrictions

Chile.  The securities are being offered as of the date hereof solely to Qualified Investors (Inversionistas Calificados) pursuant to the private placement exemption provided by General Rule No. 306 of the Superintendencia de Valores Y Seguros (the "SVS"). The offering of the securities has not been and will not be registered with the Chilean Securities Registry or the Registry of Foreign Securities of the SVS and, therefore, the securities are not subject to oversight by the SVS and may not be sold publicly in Chile. The issuer of the securities is not obligated to make information available publicly in Chile regarding the securities.

Peru.  The information contained in this pricing supplement has not been reviewed by the Superintendencia del Mercado de Valores (Peruvian Securities Market Superintendency or SMV; formerly, the Comisión Nacional Supervisora de Empresas y Valores or CONASEV). Neither the Regulations for Initial Offers and Sale of Securities (CONASEV Resolution 141-98-EF/94.10) nor the obligations regarding the information applicable to securities registered with the Registro Público del Mercado de Valores (Peruvian Stock Market Public Registry) apply to this private offering.

Uruguay.  In Uruguay, the securities are being placed relying on a private placement (“oferta privada”) pursuant to section 2 of law 18.627, as amended. The securities are not and will not be registered with the Central Bank of Uruguay to be publicly offered in Uruguay.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models.  CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).  CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate.  CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our creditworthiness.  These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately six months following issuance of the securities, the price at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined.  This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities.  The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the six-month temporary adjustment period.

© 2013 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

May 2013	PS-14